QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 23, 2002, relating to the consolidated financial statements and financial statement schedules of Polycom, Inc., for the year ended December 31, 2001 which appear in Polycom, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California
August 7, 2002

QuickLinks

  Exhibit 23.1